Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Amendment No. 1 to Annual Report A of Next Fuel, Inc. (the “Company”) on Form 10-K/A for the period ended September 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert H. Craig, Chief Executive Officer, and Robin Kindle, Principal Financial Officer, of the Company, each hereby certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Amendment No. 1 to Annual Report on Form 10-K/A for the period ended September 30, 2013, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.
The information contained in such Amendment No. 1 to Annual Report on Form 10-K/A for the period ended September 30, 2013, fairly presents, in all material respects, the financial condition and results of operations of Next Fuel, Inc.

NEXT FUEL, INC.

Date: March 20, 2014	By:	/s/ Robert H Craig
Robert H. Craig
Chief Executive Officer (Principal Executive Officer)

NEXT FUEL, INC.

Date: March 20, 2014	By:	/s/ Robin Kindle
Robin Kindle
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)